EXHIBIT 1.1

                                    SELECTED
                                DEALER AGREEMENT

                         _________________________, 1998


Gentlemen:

     Northwood Services, Inc., a Pennsylvania corporation (the "Company") hereby confirms our agreement with you as follows:

     1. Description of the Offering. The Company contemplates offering to the public 1,000,000 shares of its no par value Common Stock (the "Stock") at an offering price of $6.00 per share.

     2. Representations and Warranties of the Company. The Company represents and warrants to you that:

          (a) On or about _________________________, the Company filed with the Securities and Exchange Commission (the "Commission") under the
          Securities  Act of  1933,  as  amended  (the  "Act"),  a  registration statement on Form S-1, (SEC File No. 33 _________D) including a preliminary Prospectus, a copy of which is furnished to you herewith, relating to the offering, and may file with the commission on or before the effective date of the Registration Statement an amendment or amendments thereto. As used herein the term "Registration
          Statement: shall, except where the context otherwise requires, mean said Registration Statement (and all exhibits thereto) as amended by all amendments filed prior to its effective date, and the term "Prospectus" shall, except where the context otherwise requires, means the final prospectus filed with the Commission upon the effectiveness of the Registration Statement.

          (b) When the Registration Statement becomes effective and at all times subsequent thereto during the period of the offering thereunder, the Registration Statement and the Prospectus will contain all material statements which are required to be made therein in accordance with the Act and the Rules and Regulations of the Commission thereunder (the "Rule and Regulations"), and will in all material respects, conform to the requirements of the Act and the rules and Regulations; and at such times neither the Registration statement nor the Prospectus will include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements herein not misleading; and

          (c) The balance sheet of the Company set forth in the Prospectus will fairly present the financial condition of the company as of the date indicated, in conformity with generally accepted accounting principles, and the independent public accountants whose certificate with respect thereto is included therein are independent public accountants within the meaning of the Act the Rules and Regulations.

     3. Appointment of Agent.

          (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company hereby appoints you its nonexclusive agent to offer to the public the opportunity to purchase the Units in accordance with the Prospectus, and you agree to use your best efforts to this end. Purchase of the shares shall be evidenced by your normal order slips. It is understood that no subscription shall be regarded as effective unless it is accompanied by full payment to the company and until accepted by the Company, as more fully set forth herein.

          (b) You are hereby allocated up to __________________ of the shares for sale within 90 days, unless extended for an additional 90 days by the Company from the date the Registration Statement has become effective. However, the Company reserves the right to reduce this amount at any time by delivering written notice to you.

          (c) You hereby agree to deliver to _______________________, (the "Escrow Agent"), by 12:00 noon of the next business day following receipt thereof, all proceeds from the sale of the Units in the Public Offering at an initial public offering of $6.00 per share, together with a written account for each sale, which account shall set forth, among other things, the names and addresses of the purchasers, the number of shares purchased by each, the amount paid therefore, and whether the consideration received is in the form of cash or evidenced by a check. All cashier's checks, checks or other negotiable instruments shall be made payable to the Escrow Agent.

          (d) The offering is conditional upon all of the shares being sold (1,000,000 shares). All amounts received by the company will be placed in Escrow with Mellon Bank under an escrow agreement until 1,000,000 shares are sold. If 1,000,000 shares are not sold within 90 days of the date of the Registration Statement becomes effective, unless extended for an additional 90 days by the Company, the offering will be terminated, and all amounts in escrow will be returned without interest. A copy of the escrow agreement is provided to you herewith.

          (e) (1) You will be entitled to receive from the Company, as a commission for services as agent in the offering of the shares, 10% of the principal amount of shares sold by you. All money received from sale of the shares will be forwarded to the Company's escrow agent in accordance with the terms thereof; and commissions will be paid directly by the Company.

          (2) For each ten shares sold, you will be entitled to purchase for $.001 a warrant to purchase one share of common stock of the company at $7.20 per share for a period of two years from the effective date of the registration statement.

     4. Particular Agreements of the Company.

          (a) The Company will deliver to you one copy of the Registration Statement as originally filed on Form S-1 and of all amendments thereto. The Company will also deliver to you, as soon as practicable after the Registration Statement becomes effective and from time to time thereafter, such number of copies of the Prospectus as you may reasonably request.

          (b) The Company will use its best efforts to cause the Registration Statement to become and remain effective during the period of the offering thereunder. The Company will immediately advise you by telephone, confirming such advice in writing (i) when notice is received from the Commission that the Registration Statement has become or will become effective (ii) of any order suspending the effectiveness of the Registration Statement or of any proceedings or examination under the Act, as soon as the Company is advised thereof, and (iii) of any order or communication of any public authority addressed to the Company suspending or threatening to suspend registration or qualification of the offering in those states where such authority has jurisdiction.

          (c) During the period of the offering under the Registration Statement, if any event affecting the Company shall occur which, in the opinion of your counsel and counsel for the Company, would be set forth in a supplement to or an amendment of the Prospectus, the Company will forthwith at its own expense prepare and furnish to you a reasonable number of copies of a supplement or amendment to the Prospectus so that the Prospectus, as so supplemented or amended, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, no misleading.

          (d) The Company will provide you or your duly authorized representative access to and the right of inspection of all books, records and physical facilities during the period of this Agency Agreement.

          (e) The Company will use its best efforts to qualify the offering at its expense under the securities or Blue Sky Laws of the following states or jurisdictions: New York, Pennsylvania, Colorado, Florida, and such other states as may be selected by the Company, and to continue such qualification in effect so long as required for the purpose of the distribution of the Units.

          (f) Whether or not the transactions contemplated by this Agency Agreement shall be consummated, the Company will pay or cause to be paid all expenses incident without limitation all expenses in connection with the preparation, printing, filing and reasonable distribution of the Registration Statement, any preliminary Prospectus and the Prospectus, the bringing of this Agency Agreement, qualifying the offering for the sale under the Securities or Blue Sky Laws of those states listed in Section 4(e) above (including counsel fees and disbursements) and all taxes and other expenses in connection with the offering.

     5. Condition of Your Obligation. Your obligation to distribute copies of the Prospectus and to solicit the execution by prospective Subscribers of forms of Subscriptions Agreements shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof, to performance by the Company of its obligations hereunder, and to the following conditions:

          (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefore shall have been commenced by the Commission.

          (b) The Stock shall be qualified as provided in Section 4(e) and each qualification shall be in effect and not subject to any stop order or other proceeding on the effective state of the Registration Statement. The Company will provide a "Blue Sky Memorandum" to you listing the status of each such qualification as of the effective date of the Registration Statement. The Company will provide an amendment of the Blue Sky Memorandum to you at such times as is necessary.

     6. Indemnification.

          (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Act and their respective successors (hereinafter in this Section separately and collectively referred to as the "defendants") against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) against, out of, or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of Prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof which has been included herein in reliance upon and in conformity with information furnished to the Company by or on behalf of the defendants expressly for use in connection therewith). If any action shall be brought against any defendant in respect of which indemnity may be sought from the Company pursuant to the provisions of the preceding paragraph, such defendant shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel, (which shall be satisfactory to such defendant) and the payment of all expenses. Any defendant shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such defendant unless (i) the employment thereof has been specifically authorized by the Company in writing or (ii) the Company has failed to assume such defense and to employ counsel.

     7. Representations and Warranties of the Agent. You represent and warrant to the Company that:

          (a) You are registered as a broker-dealer with the Commission, are a member in good standing with the National Association of Securities Dealers, Inc., are registered as a broker-dealer in the states and jurisdictions listed in Section 4(e) (or in such states and jurisdictions as you intend to solicit and accept subscriptions for the Units) and will supervise all activities of your Registered Representatives in connection with the offer of the Units to the Public.

          (b) There is not now pending or, to your knowledge, threatened against you any action or proceeding of which you have been advised, whether in any court or before the Commission or any state securities commission, concerning your activities as a broker or dealer.

          (c) You have undertaken to comply with all requirements of Sections 8, 24, 25, 36, or Article III of the Rules of Fair Practice.

          (d) You will not reallow commissions to any non-member broker/dealer, inducing foreign broker/dealers registered pursuant to the Securities and Exchange Act of 1935.

     8. Certain Agreements of the Agent. It is understood and agreed that you are not authorized to make any representations other than those contained in the Prospectus or to act as the agent of the Company or for the Company in any other capacity except as expressly set forth herein. In acting as agent hereunder, you agree (a) only to make use of the Prospectus or such other material as may be supplied for the purpose by the Company; (b) to deliver a copy of the definitive Prospectus at least 48 hours prior to mailing a confirmation of such sale; and
(c) to offer to persons the opportunity to subscribe for the Units only in those states listed in Section 4(e) above as confirmed by the Blue Sky Memorandum and by such persons and in such manner as shall be permitted by the laws of those states.

     9. Terms. This Agency Agreement shall continue in effect until the offering of Stock is fully subscribed or until 90 days (unless extended for an additional 90 days by the Company) after the Registration Statement becomes effective, unless sooner terminated pursuant to the provisions of Section 3(b) or 5 hereof.

     10. Notices. All notices or other communications hereunder shall be in writing and shall be mailed, telegraphed or delivered and confirmed to you at the Company:

     11. Miscellaneous. This Agency Agreement shall be governed by the laws of Pennsylvania and shall inure to the benefit of and be binding upon the successors of the Company and you. Nothing expressed or mentioned in this Agency Agreement is intended or shall be construed to give any person or corporation other than the parties hereto and their successors, and the controlling persons and directors and officers referred to in Section 6 hereof, any legal or equitable right, remedy or claim under or in respect of this Agency Agreement or any provision hereof. The terms "successors" shall not include any participant merely by his being a party to an Agreement. This Agency Agreement may not be amended or modified, except by written instrument signed by both parties hereto. In the foregoing expresses our agreement to you, kindly confirm by signing the acceptance on the enclosed counterpart hereof and return the same to us, whereupon this letter and your acceptance shall become and constitute a binding agreement between the Company and you in accordance with its terms.

                                            Very truly yours,


                                            Northwood Services, Inc.



                                            By:
                                               ---------------------------------

     The foregoing Agency Agreement is hereby confirmed and accepted as of the date first above written.


-------------------------------------
          (Broker/Dealer)



By:
   ----------------------------------
          Authorized Officer